Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-137449) of Central Illinois Light Company of our report dated February 28, 2007 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
St. Louis, Missouri
March 1, 2007